EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------                             CONTACT:
WEDNESDAY, NOVEMBER 15, 2006                      JOHN F. REBELE
                                                  SENIOR VICE PRESIDENT,
                                                  CHIEF FINANCIAL OFFICER AND
                                                  CHIEF ADMINISTRATIVE OFFICER
                                                  BUILDING MATERIALS
                                                  CORPORATION OF AMERICA
                                                  (973) 628-4038




               BUILDING MATERIALS CORPORATION OF AMERICA ANNOUNCES
               ---------------------------------------------------
                              THIRD QUARTER RESULTS
                              ---------------------


         Building Materials Corporation of America ("BMCA" or "the Company") announced today third quarter of 2006 net income of $17.1 million compared to net income of $21.0 million in the third quarter of 2005. The decrease in third quarter 2006 net income was primarily attributable to lower income before interest expense and income taxes and slightly higher interest expense.

         Income before interest expense and income taxes in the third quarter of 2006 was $43.3 million compared to $48.9 million in the third quarter of 2005. Income before interest expense and income taxes in the third quarter of 2006 was positively affected by increased net sales of both residential and commercial roofing products, which was more than offset by higher raw material costs, including asphalt, and higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from a rise in fuel prices.




                                   -continued-

         Interest expense for the third quarter of 2006 increased to $15.8 million from $15.0 million for the third quarter of 2005 primarily due to higher average borrowings and a higher average interest rate.

         Net sales for the third quarter of 2006 reached $530.3 million, a 6.9% increase over third quarter of 2005 net sales of $496.3 million, with the increase due to higher net sales of both residential and commercial roofing products. The increase in net sales of residential roofing products primarily resulted from higher average selling prices, partially offset by lower unit volumes, while the increase in net sales of commercial roofing products was driven by higher unit volumes and higher average selling prices.

                            FIRST NINE MONTHS RESULTS
                            -------------------------

         For the first nine months of 2006, BMCA announced net income of $47.6 million compared to net income of $52.4 million for the first nine months of 2005. The decrease in the net income for the first nine months of 2006 was primarily attributable to lower income before interest expense and income taxes, partially offset by lower interest expense.

         Income before interest expense and income taxes for the first nine months of 2006 was $123.2 million compared to $132.0 million for the first nine months of 2005. Income before interest expense and income taxes for the first nine months of 2006 was positively affected by increased net sales of both residential and commercial roofing products and a decline in other expense, net, which was more than offset by higher raw material costs, including asphalt, higher energy costs and higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from a rise in fuel prices.

         Interest expense for the first nine months of 2006 decreased to $46.4 million from $47.5 million for the first nine months of 2005, primarily due to lower average borrowings.



                                   -continued-

         Net sales for the first nine months of 2006 reached $1,571.2 million, a 6.7% increase over the first nine months of 2005 net sales of $1,472.8 million, with the increase due to higher net sales of both residential and commercial roofing products. The increase in net sales of residential roofing products primarily resulted from higher average selling prices, and the increase in net sales of commercial roofing products was driven by higher average selling prices and higher unit volumes.

                                  OTHER MATTERS
                                  -------------

         On September 28, 2006, the Company entered into an Amended and Restated $450 million Senior Secured Revolving Credit Facility, replacing its $350 million Senior Secured Revolving Credit Facility, which was set to expire in November 2006. The Amended and Restated $450 million Senior Secured Revolving Credit Facility has a final maturity date of September 28, 2011. The Company filed a Form 8-K with the Securities and Exchange Commission on October 4, 2006, announcing the Amended and Restated $450 million Senior Secured Revolving Credit Facility.

         At October 1, 2006, cash and cash equivalents amounting to $6.1 million were on hand, and long-term debt including current maturities was $702.2 million, which amount includes $168.0 million outstanding under the Company's $450 million Senior Secured Revolving Credit Facility.

                                     * * * *




                                   -continued-

         Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc., with annual sales in 2005 approximating $2.0 billion, and is North America's largest manufacturer of residential and commercial roofing products and specialty building products.

         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.














                                   -continued-

                                             BUILDING MATERIALS CORPORATION OF AMERICA
                                                SALES AND EARNINGS DATA (UNAUDITED)
                                                       (DOLLARS IN MILLIONS)


-------------------------------------------------------------------------------------------------------------------------------
                                                         THIRD QUARTER ENDED                     NINE MONTHS ENDED
                                                         -------------------                     -----------------
                                                   OCT. 1, 2006       OCT. 2, 2005        OCT. 1, 2006        OCT. 2, 2005
                                                   ------------       ------------        ------------        ------------
Net sales                                           $  530.3            $  496.3           $ 1,571.2           $ 1,472.8
                                                    --------            --------           ---------           ---------

Costs and expenses, net: (1)
   Cost of products sold                               372.2               342.2             1,100.8             1,019.5
   Selling, general and administrative                 114.7               104.6               347.6               317.5
   Other (income) expense, net                           0.1                 0.6                (0.4)                3.8
                                                    --------            --------           ---------           ---------

Total costs and expenses, net                          487.0               447.4             1,448.0             1,340.8
                                                    --------            --------           ---------           ---------

Income before interest expense and income
taxes                                                   43.3                48.9               123.2               132.0

Interest expense                                       (15.8)              (15.0)              (46.4)              (47.5)
                                                    --------            --------           ---------           ---------
Income before income taxes                              27.5                33.9                76.8                84.5

Income tax expense                                     (10.4)              (12.9)              (29.2)              (32.1)
                                                    --------            --------           ---------           ---------

Net income                                          $   17.1            $   21.0           $    47.6           $    52.4
                                                    ========            ========           =========           =========

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

(1) For the three and nine month periods ended October 1, 2006 and October 2, 2005, depreciation and amortization amounted to $13.4, $12.0, $38.7 and $35.2 million, respectively.